SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2006

AMERITYRE CORPORATION

(Exact name of registrant as specified in its charter)

NEVADA	000-50053	87-0535207
(State or other jurisdiction	(Commission File Number)	(IRS Employer ID No.)
of incorporation)

1501 Industrial Road, Boulder City, Nevada  89005

(Address of principal executive office)

Registrant's telephone number, including area code: (702) 294-2689

Copies to:

John C. Thompson, Esq.

John C. Thompson, LLC

1371 East 2100 South, #202

Salt Lake City, Utah 84105

Phone: (801) 363-4854

Fax: (801) 606-2855

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Amerityre Corporation (the “Company”) entered into a Manufacturing License Agreement (the “Agreement”) with Qingdao Qizhou Rubber Company, LTD., a Chinese corporation  (“Qingdao”).   The Agreement has an effective date of September 1, 2006.  The text of a press release issued August 21, 2006 announcing the agreement is attached hereto as an exhibit.

The Agreement grants Qingdao a license to initially manufacture polyurethane elastomer retreads for three large-size tires used in mining operations, using Amerityre’s innovative retreading process, in exchange for an aggregate  $400,000 license fee payable to Amerityre in quarterly installments over two years beginning September 1, 2006.  Qingdao will build and operate a tire retread manufacturing facility to retread the above off-the-road (“OTR”) tires using the Company’s proprietary manufacturing processes and polyurethane elastomers materials. The Company will assist Qingdao with the purchase of the necessary manufacturing equipment and will also provide design and installation support to Qingdao to help get the facility operational, which is estimated to take approximately twelve months.  The Company will be the exclusive supplier of polyurethane chemical materials to Qingdao for the manufacture of the OTR retreads.

Item 9.01 Financial Statements and Exhibits

Exhibit 99

Press release dated August 21, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

Dated:  September 7, 2006

AMERITYRE CORPORATION

By: /S/ Elliott N. Taylor

Elliott N. Taylor

Executive Vice-President and General Counsel